Exhibit 99

For immediate release	For information contact:
F. Barry Bilson
(410) 539-0000
www.leggmason.com

LEGG MASON ANNOUNCES SEPTEMBER QUARTER RESULTS
Earnings per Share $0.81, up 31%;
Assets Under Management up $74 Billion, or 31%, to $311 Billion

Baltimore, Maryland - October 21, 2004 -- Legg Mason, Inc. (NYSE: LM) today reported that the firm's revenues, earnings per share and assets under management in the September 2004 quarter were the highest in the firm's history; investment advisory and related fees also set a new firm record:

  Net revenues for the quarter ended September 30, 2004 were $568.0 million, up 24% from the September 2003 quarter. The previous record, set in the March 2004 quarter, was $559.6 million.
  Net earnings were $91.7 million, up 38% from a year ago, and down slightly from the record of $91.9 million set in the March 2004 quarter.
  Diluted earnings per share were $0.81, up 31% from a year ago. The previous record was $0.80 per share, set in the March 2004 quarter.
  Investment advisory and related fees were $393.9 million, up 40% from a year ago, and up 7% from $368.8 million in the June 2004 quarter, which was the previous record.
  Assets under management aggregated $311.0 billion, up $74.1 billion, or 31%, from a year ago and up $15.3 billion, or 5%, from $295.7 billion in June, the previous record.

All share and earnings per share numbers have been restated for the 3-for-2 stock split effective September 24, 2004.

Commenting on the results, Raymond A. "Chip" Mason, chairman and CEO, said:

"Naturally we're delighted to be able to report these results in what has been a somewhat challenging market environment this past quarter.

"Our continued growth in assets under management -- up $74 billion in the last year and up $15 billion in the last three months -- has provided the key underpinning to these results. This asset growth translated into a 40% increase in our investment advisory and related fees in the last year and a 7% increase in the last quarter.

"The continuing momentum we have seen in our assets under management, both the aggregate amount of assets and the positive flows, has been our primary strength. As we have witnessed in the past, increasing our assets under management should bode well for our future revenues and profits."

LEGG MASON, INC.
News Release - October 21, 2004

Consolidated Results for the Quarter

Investment advisory and related fees for the quarter ended September 30, 2004 set a new record this quarter, up 40% from the year ago quarter and up 7% from June, the prior record. These results were primarily due to an increase in revenues at Private Capital Management, Western Asset, Legg Mason Capital Management1 and Royce, and to increased fee-based brokerage revenues in our Private Client Group. Investment advisory and related fees represented 69% of the firm's consolidated net revenues in the current quarter, up from 62% a year ago.

Revenues from retail and institutional securities brokerage, which includes commissions and principal transaction revenues, totaled $122.9 million, down 2% from a year ago. Commission revenues declined by 1%, as a decline in over-the-counter agency commissions more than offset increases in non-proprietary mutual fund and listed commissions. Commissions represented 15% of the firm's consolidated net revenues in the current quarter, down from 18% a year ago. Principal transaction revenues were down 3%, as increases in over-the-counter and European markets and institutional taxable fixed income transactions were more than offset by a decline in retail fixed income volume.

Investment banking revenues were down 21% from a year ago, as a result of substantial decreases in retail selling concessions and corporate advisory fees.

Net interest profit was $7.9 million, up 57% from a year ago, primarily due to higher average customer margin account balances and higher average interest rates earned on margin and firm investment balances, partially offset by an increase in the interest rates credited on lower customer credit balances. Other revenues were up 86%, primarily due to realized declines in the value of firm investments in the prior year quarter.

The pre-tax profit margin on net revenues was 26.2% in the current quarter, up from 21.1% a year ago, and the effective tax rate decreased slightly, to 38.3% from 38.6%. The annualized return on equity increased to 21.7% from 17.5%2.

As of September 30, 2004, stockholders' equity was $1.728 billion, up 24% from a year ago, and book value per share was up 22%, to $16.69. The Company had 103.5 million shares outstanding at quarter end, including exchangeable shares, and the weighted average number of diluted shares outstanding during the quarter was 114.7 million.

Assets Under Management and Total Client Assets

Assets under management as of September 30, 2004 aggregated $311.0 billion, up $74.1 billion, or 31%, from $236.9 billion a year ago, and up $15.3 billion, or 5%, from $295.7 billion in June. Net flows contributed 83% of the increase during the quarter, with all of our asset management

__________________________

1 Effective October 1, 2004, Legg Mason Funds Management and Legg Mason Capital Management began operating as a single business under the name Legg Mason Capital Management.
2 Annualized return on equity in the September 2003 quarter excludes the net gain on the sale of our commercial mortgage servicing business and related discontinued operations.

LEGG MASON, INC.
News Release - October 21, 2004

divisions -- Institutional, Wealth Management and Mutual Funds -- experiencing positive net flows.

Our Institutional asset management division is currently responsible for 66% of our total assets under management, with our Mutual Funds management division responsible for 22% and our Wealth Management division, 12%. Equity assets account for 38% of our total assets under management.

Total client assets, which include assets in our clients' securities brokerage accounts plus assets under management, minus any overlap, aggregated $381.1 billion at September 30, 2004, up from $299.6 billion a year ago.

Segment Results for the Quarter

Asset Management continued to drive our consolidated results: in the current quarter, this business segment accounted for 57% of the firm's net revenues and 71% of pre-tax earnings.

The 46% increase in Asset Management revenues over the year ago quarter, and the 50% increase in pre-tax earnings, were primarily due to increases in the assets under management and resulting increases in the investment advisory fees at our four largest money managers: Private Capital Management, Western Asset, Legg Mason Capital Management and Royce.

Private Client's net revenues were up 5% from a year ago, as increased investment advisory and related fees more than offset decreases in retail selling concessions, retail commissions and principal transaction revenues. Private Client's pre-tax earnings decreased by 7%, however, primarily due to an increase in overhead costs. Private Client accounted for 31% of the firm's net revenues and 20% of pre-tax earnings in the current quarter.

Although institutional equity sales were up from year ago levels, the net revenues and pre-tax earnings of our Capital Markets business segment were down 1% and 2%, respectively, from the year ago quarter, primarily due to sharp declines in new public offerings and other corporate financing activity. Capital Markets accounted for 13% of the firm's net revenues and 8% of pre-tax earnings in the current quarter.

Fiscal Year to Date Results

For the six months ended September 30, 2004, net revenues were up 26% from the comparable period a year ago. Investment advisory and related fees were up 46%, and represented 69% of the firm's consolidated net revenues. Commissions were up slightly, and represented 15% of consolidated net revenues, while principal transactions were down 2%. Investment banking was down 18%. Net interest profit was up 33% and other revenues were up 20%.

Net earnings for the six months ended September 30, 2004 were up 42% and diluted earnings per share were up 33%. Legg Mason's pre-tax profit margin was 26.0%, up from 21.9%, and the effective tax rate was 38.0%, down from 38.6% in the year ago period.

LEGG MASON, INC.
News Release - October 21, 2004

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Mason, will be held at 10:00 a.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-877-692-2592 (or 1-973-582-2700 for international calls) at least 10 minutes prior to the scheduled start to ensure connection.

A replay or transcript of the live broadcast will be available on the Legg Mason website or by dialing 1-877-519-4471 (or 1-973-341-3080 for international calls), access Pin Number 5254427, after the completion of the call.

Legg Mason, Inc., headquartered in Baltimore, is a holding company that provides asset management, securities brokerage, investment banking and related financial services through its subsidiaries.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

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LEGG MASON, INC.
News Release - October 21, 2004

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended September 30, 2004 and 2003

	(000's, except per share amounts)

	2004	% of Net Revenues	2003	% of Net Revenues

Revenues:
Investment advisory and related fees	$393,900	69.4	$281,812	61.6
Commissions	82,549	14.5	83,719	18.3
Principal transactions	40,356	7.1	41,407	9.0
Investment banking	31,141	5.5	39,220	8.6
Interest	25,436	4.5	20,027	4.4
Other	12,134	2.1	6,536	1.4

Total revenues	585,516	103.1	472,721	103.3
Interest expense	17,551	3.1	14,992	3.3

Net revenues	567,965	100.0	457,729	100.0

Non-interest expenses:
Compensation and benefits	313,474	55.2	259,036	56.6
Communications and technology	26,238	4.6	21,923	4.8
Occupancy	17,514	3.1	16,402	3.6
Distribution and service fees	18,182	3.2	10,307	2.3
Amortization of intangible assets	5,464	1.0	5,296	1.2
Litigation award charge	-	-	17,500	3.8
Other	38,413	6.7	30,631	6.6

Total non-interest expenses	419,285	73.8	361,095	78.9

Earnings from continuing operations
before income tax provision	148,680	26.2	96,634	21.1

Income tax provision	57,018	10.1	37,260	8.1

Net earnings from continuing operations	91,662	16.1	59,374	13.0

Discontinued operations, net of taxes	-	-	785	0.2
Gain on sale of discontinued operations,
net of taxes	-	-	6,481	1.4

Net earnings	$91,662	16.1	$66,640	14.6

[continued on next page]

LEGG MASON, INC.
News Release - October 21, 2004

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended September 30, 2004 and 2003
(continued)

	(000's, except per share amounts)

	2004	2003

Net earnings per common share[1]:
Basic
Continuing operations	$0.90	$0.60
Discontinued operations	-	0.01
Gain on sale of discontinued operations	-	0.06

	$0.90	$0.67

Diluted
Continuing operations	$0.81	$0.55
Discontinued operations	-	0.01
Gain on sale of discontinued operations	-	0.06

	$0.81	$0.62

Weighted average number of common
shares outstanding[1]:
Basic	101,932	100,121
Diluted	114,742	107,376

(1) All share and earnings per share numbers have been restated for the 3-for-2 stock split, paid on
September 24, 2004, to shareholders of record on September 8, 2004.

LEGG MASON, INC.
News Release - October 21, 2004

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Six Months Ended September 30, 2004 and 2003

	(000's, except per share amounts)

	2004	% of Net Revenues	2003	% of Net Revenues

Revenues:
Investment advisory and related fees	$762,696	68.9	$523,637	59.8
Commissions	168,834	15.3	168,025	19.2
Principal transactions	82,405	7.4	84,353	9.6
Investment banking	57,658	5.2	70,687	8.1
Interest	47,243	4.3	41,861	4.8
Other	21,607	1.9	18,055	2.1

Total revenues	1,140,443	103.0	906,618	103.6
Interest expense	33,541	3.0	31,547	3.6

Net revenues	1,106,902	100.0	875,071	100.0

Non-interest expenses:
Compensation and benefits	613,684	55.4	500,745	57.2
Communications and technology	51,162	4.6	44,567	5.1
Occupancy	34,701	3.1	32,490	3.7
Distribution and service fees	34,216	3.1	18,042	2.1
Amortization of intangible assets	10,903	1.0	10,858	1.2
Litigation award charge	-	-	17,500	2.0
Other	74,855	6.8	58,911	6.8

Total non-interest expenses	819,521	74.0	683,113	78.1

Earnings from continuing operations
before income tax provision	287,381	26.0	191,958	21.9

Income tax provision	109,305	9.9	74,108	8.4

Net earnings from continuing operations	178,076	16.1	117,850	13.5

Discontinued operations, net of taxes	-	-	675	0.1
Gain on sale of discontinued operations,
net of taxes	-	-	6,481	0.7

Net earnings	$178,076	16.1	$125,006	14.3

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LEGG MASON, INC.
News Release - October 21, 2004

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Six Months Ended September 30, 2004 and 2003
(continued)

	(000's, except per share amounts)

	2004	2003

Net earnings per common share[1]:
Basic
Continuing operations	$1.75	$1.18
Discontinued operations	-	0.01
Gain on sale of discontinued operations	-	0.06

	$1.75	$1.25

Diluted
Continuing operations	$1.57	$1.11
Discontinued operations	-	0.01
Gain on sale of discontinued operations	-	0.06

	$1.57	$1.18

Weighted average number of common
shares outstanding[1]:
Basic	101,754	99,692
Diluted	115,181	106,370

Book value per common share	$16.69	$13.68

(1) All share and earnings per share numbers have been restated for the 3-for-2 stock split, paid on
September 24, 2004, to shareholders of record on September 8, 2004.

LEGG MASON, INC.
News Release - October 21, 2004

LEGG MASON, INC. AND SUBSIDIARIES
Business Segment Financial Results (000's)

For the Quarters Ended September 30, 2004 and 2003

	2004	% of Total	2003	% of Total

Net revenues:
Asset Management	$322,375	56.8	$221,340	48.4
Private Client	173,397	30.5	164,973	36.0
Capital Markets	71,663	12.6	72,748	15.9
Corporate	530	0.1	(1,332)	(0.3)

Total	$567,965	100.0	$457,729	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$106,064	71.3	$70,516	73.0
Private Client	29,997	20.2	32,232	33.4
Capital Markets	12,432	8.4	12,720	13.1
Corporate	187	0.1	(18,834)	(19.5)

Total	$148,680	100.0	$96,634	100.0

For the Six Months Ended September 30, 2004 and 2003

	2004	% of Total	2003	% of Total

Net revenues:
Asset Management	$617,278	55.8	$410,202	46.9
Private Client	348,524	31.5	323,717	37.0
Capital Markets	142,875	12.9	142,488	16.3
Corporate	(1,775)	(0.2)	(1,336)	(0.2)

Total	$1,106,902	100.0	$875,071	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$206,556	71.9	$125,321	65.3
Private Client	60,416	21.0	60,383	31.4
Capital Markets	22,724	7.9	25,304	13.2
Corporate	(2,315)	(0.8)	(19,050)	(9.9)

Total	$287,381	100.0	$191,958	100.0

LEGG MASON, INC.
News Release - October 21, 2004

	LEGG MASON, INC. AND SUBSIDIARIES
	Assets Under Management
	(in billions)
	(unaudited)

	September 30,				March 31,

	2004	% of Total	2003	% of Total	2004	% of Total

By asset class:
Equity	$119.4	38.4	$85.1	35.9	$112.3	39.2
Fixed Income	191.6	61.6	151.8	64.1	174.1	60.8

Total	$311.0	100.0	$236.9	100.0	$286.4	100.0

By asset management division:
Wealth Management	$37.5	12.0	$26.5	11.2	$35.1	12.3
Institutional	203.9	65.6	160.7	67.8	187.0	65.3
Mutual Funds	69.6	22.4	49.7	21.0	64.3	22.4

Total	$311.0	100.0	$236.9	100.0	$286.4	100.0

	Component Changes in Assets Under Management
	(in billions)
	(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003

Beginning of period	$295.7	$216.6	$286.4	$192.2
Net client cash flows	12.7	14.3	22.8	19.7
Market appreciation, net	2.6	6.0	1.8	25.0

End of period	$311.0	$236.9	$311.0	$236.9